As filed with the Securities and Exchange Commission on August 11, 2010 Registration No. 333-107690
UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
HNI Corporation (Exact name of registrant as specified in its charter)
Iowa (State or other jurisdiction of incorporation or organization)	42-0617510 (I.R.S. Employer Identification No.)
408 East Second Street P.O. Box 1109 Muscatine, IA 52761-0071 (Address of Principal Executive Offices, including Zip Code)
Hearth & Home Technologies Inc. Retirement Plan (Full title of the plan)
Steven M. Bradford
Vice President, General Counsel and Secretary
HNI Corporation
408 East Second Street
P.O. Box 1109
Muscatine, IA 52761
(563) 272-7400
(Name, address and telephone number, including area code, of agent for service)
Copy to: Joseph P. Richardson, Esq. Matthew M. Holman, Esq. Squire, Sanders & Dempsey L.L.P. Two Renaissance Square 40 North Central Avenue Phoenix, AZ 85004-4498 (602) 528-4000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☑                           Accelerated filer ☐                             Non-accelerated filer ☐                                           Smaller reporting company ☐
                                                                                                                      (Do not check if a smaller reporting company)

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to Form S-8 Registration Statement (this "Post-Effective Amendment") is filed to deregister certain unissued shares of HNI Corporation (the "Corporation") common stock, par value $1.00 per share ("Common Stock"), under the Hearth & Home Technologies Inc. Retirement Plan (the "HHT Plan").

The Corporation registered 2,000,000 shares of Common Stock for issuance under the HHT Plan pursuant to Form S-8 Registration Statement No. 333-107690 filed with the Securities and Exchange Commission on August 6, 2003 (the "Registration Statement").  On December 1, 2005, the Corporation merged the HHT Plan into the HNI Corporation Profit-Sharing Retirement Plan.  No awards have been made under the HHT Plan since February 2005 and no further awards will be made under the HHT Plan.  This Post-Effective Amendment is filed to deregister 1,931,435 shares of Common Stock not issued and not subject to issuance under the HHT Plan.  Accordingly, the Corporation withdraws these 1,931,435 shares of Common Stock from registration under the Registration Statement.

SIGNATURES

The Registrant.  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Muscatine, State of Iowa, on August 10, 2010.

HNI Corporation

By:	/s/ Steven M. Bradford
Steven M. Bradford
Vice President, General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ Stan A. Askren Stan A. Askren	Chairman, President and Chief Executive Officer (principal executive officer)	August 10, 2010
/s/ Kurt A. Tjaden Kurt A. Tjaden	Vice President and Chief Financial Officer (principal financial officer and principal accounting officer)	August 10, 2010
Mary H. Bell	Director	August 10, 2010
* Miguel M. Calado	Director	August 10, 2010
* Gary M. Christensen	Director	August 10, 2010
* Cheryl A. Francis	Director	August 10, 2010
* James R. Jenkins	Director	August 10, 2010
* Dennis J. Martin	Director	August 10, 2010
* Larry B. Porcellato	Director	August 10, 2010
* Abbie J. Smith	Director	August 10, 2010
* Brian E. Stern	Lead Director	August 10, 2010
* Ronald V. Waters, III	Director	August 10, 2010

*           Steven M. Bradford, the undersigned attorney-in-fact, by signing his name hereto, does hereby sign and execute this registration statement on behalf of the above indicated directors of the registrant (constituting all of the directors) pursuant to a Power of Attorney filed with this registration statement as Exhibit 24.1.

HNI Corporation

Date: August 10, 2010	By:	/s/ Steven M. Bradford
Steven M. Bradford
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
24.1*	Power of attorney
* Filed herewith